                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

SEEC INVESTOR RELATIONS:
Investor_Relations@seec.com
(412) 893-0300, ext. 490


                   SEEC REPORTS FISCAL 2003 FINANCIAL RESULTS
          - New License Deals Propel Revenue Growth in Fourth Quarter
            - Fourth Quarter Results Include Asera Asset Acquisition
           - Certain Historical Financial Information to be Restated


PITTSBURGH, PA. MAY 22, 2003--SEEC, Inc. (NASDAQ: SEEC) today announced financial results for the fourth fiscal quarter and fiscal year ended March 31, 2003.

             Revenues for the quarter ended March 31, 2003 were $2,846,000 compared to $592,000 for the same quarter last fiscal year. The net loss and net loss per share for the quarter ended March 31, 2003 were $1,167,000 and $0.16, respectively, compared to $1,728,000 and $0.28 for the quarter ended March 31, 2002.

         Revenues for the fiscal year ended March 31, 2003 were $5,543,000 compared to $2,385,000 for the fiscal year ended March 31, 2002. Net loss and net loss per share for fiscal year 2003 were $4,158,000 and $0.65, respectively, compared to a net loss and net loss per share of $6,258,000 and $1.03 for fiscal year 2002. The balance sheet at March 31, 2003 included cash and short-term investments of $10.1 million, or the equivalent of $1.38 per outstanding share of SEEC stock.

         Financial results for the quarter ended March 31, 2003 include revenues and expenses attributable to the January 8, 2003 acquisition of certain assets of Asera, Inc.

         Commenting on the Company's performance, Ravi Koka, president and CEO of SEEC stated, "I am glad to report that in the fourth quarter we increased our revenues by leveraging the Asera product line and customer base. The increasing traction of SEEC Mosaic(TM) Studio with our off-shore partners also contributed to our growth in license revenues. We have made progress in integrating the Asera and Mosaic product lines and in cross-training our expanded sales organization. We plan to cross-sell the Asera and Mosaic products, and we are investing in marketing to capitalize on emerging market trends in the areas of legacy transformation and composite applications."

         Mr. Koka continued, "We believe that IBM's recent announcement of a major initiative in legacy transformation confirms that this is a significant market opportunity, and one for which SEEC is well-positioned as a provider of tools and technology. Likewise, several major vendors and IT analyst groups are starting to promote the market need for configurable, composite applications like our Asera product line. The growing market awareness of composite applications should benefit SEEC."

RESTATEMENT OF PRIOR FISCAL YEAR 2003 QUARTERS

         In connection with the preparation of the final fiscal year-end results, the Company determined that the financial results for the prior fiscal year 2003 quarters required restatement. The accounting issues that give rise to the restatement relate to revenue recognition for certain annual software license sales which include license and maintenance fees. The Company has now determined that the proper accounting treatment for these transactions is to amortize both the license and maintenance revenues over four quarters, rather than to recognize the license revenues up-front and amortize the maintenance portion only. The principal cumulative effect of the restatements will be a $179,000 reduction in previously reported revenues and a corresponding increase in previously reported net losses, for the nine months ended December 31, 2002. The restatements should not have any adverse effect on the Company's operating results or business outlook for future fiscal periods. All of the cash related to the transactions had been collected by March 31, 2003, and the revenues deferred as a result of the restatements are recognizable in periods subsequent to December 31, 2002. Further information on the restatements will be made available as soon as possible.

SALES ACTIVITY

         Revenues in the fourth quarter included license sales of vertical solutions to two end-user customers in the manufacturing and chemicals industries, license sales of legacy transformation products to four India-based service provider partners, and services delivery to a large insurance company which had licensed SEEC technology in a prior quarter.

         "We are proceeding with the integration of the Asera acquisition," commented SEEC's treasurer and CFO, Richard Goldbach. "We hope to attain a quarterly operating profit within fiscal year 2004, and a combination of ongoing cost vigilance and continued revenue growth is required to achieve that objective."

            SEEC will broadcast its fourth quarter conference call on May 22, 2003 at 10:30 a.m. (Eastern time) over the Internet through Investor Broadcast Network's Vcall website at www.vcall.com. It is recommended that investors visit Vcall in advance to ensure that their computers have the required hardware and software for the conference call audio and video.

ABOUT SEEC, INC.

         SEEC, Inc. helps large, global companies rapidly implement integrated business processes and applications across complex legacy environments. Our composite application approach and legacy transformation technology results in faster delivery (120 days or less), lower costs, and a rapid time to value.
         SEEC's customers include Fortune 500 and other leading companies throughout the world. Based in Pittsburgh, SEEC has offices in Redwood City, California, Chicago, New York, London, and Hyderabad, India, plus sales and services alliances with independent software vendors and leading IT service providers in the Americas, Europe and Asia. More information is available at www.seec.com.

                                    -- ###--

(C)2003 SEEC, Inc.  SEEC product names are trademarks of SEEC, Inc.

This press release contains forward-looking information or statements, which fall within the safe harbor provisions of the Securities Litigation Reform Act of 1996. The information addressed by these statements involves risks and uncertainties that may cause actual results to differ. When used in this release, the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," and similar expressions or statements regarding future periods are intended to identify forward-looking information. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events, which by their nature involve substantial risks and uncertainties beyond the Company's control. Such risks include, but are not necessarily limited to, those detailed in the Company's Securities and Exchange Commission filings. All forward-looking statements included in this release are based on information known to SEEC as of the date of this release, and SEEC assumes no obligation to update any such forward-looking statements.

SEEC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         THREE MONTHS
                                                        ENDED MARCH 31,               YEAR ENDED  MARCH 31,
                                                        ---------------               --------------------
                                                    2003              2002*            2003             2002*
                                                 (UNAUDITED)      (UNAUDITED)      (UNAUDITED)       (AUDITED)
                                                 -----------      -----------      -----------      -----------
REVENUES:
    Software license and maintenance fees        $ 2,107,032      $   331,216      $ 3,667,585      $ 1,464,651
    Professional services                            738,946          260,984        1,875,490          920,441
                                                 -----------      -----------      -----------      -----------
            Total revenues                         2,845,978          592,200        5,543,075        2,385,092
                                                 -----------      -----------      -----------      -----------
OPERATING EXPENSES:
    Cost of revenues:
       Software license and maintenance fees         429,474           87,364          686,157          371,652
       Professional services                         695,264          218,942        1,670,167          926,626
                                                 -----------      -----------      -----------      -----------
         Total cost of revenues                    1,124,738          306,306        2,356,324        1,298,278
    General and administrative                       810,450          334,561        2,184,572        1,728,611
    Sales and marketing                            1,230,300        1,221,652        3,185,629        4,350,220
    Research and development                         846,003          396,510        1,824,264        1,632,831
    Amortization of  intangible assets                30,472           45,196           52,580          177,254
    Write-down of impaired assets                         --          136,166               --          136,166
    Restructuring costs                                   --               --          344,253               --
                                                 -----------      -----------      -----------      -----------
         Total operating expenses                  4,041,963        2,440,391        9,947,622        9,323,360
                                                 -----------      -----------      -----------      -----------
LOSS FROM OPERATIONS                              (1,195,985)      (1,848,191)      (4,404,547)      (6,938,268)
NET INTEREST INCOME                                   29,359          119,821          246,136          679,834
                                                 -----------      -----------      -----------      -----------
NET LOSS                                         $(1,166,626)     $(1,728,370)     $(4,158,411)     $(6,258,434)
                                                 ===========      ===========      ===========      ===========
Basic and diluted net loss per common share      $     (0.16)     $     (0.28)     $     (0.65)     $     (1.03)
                                                 ===========      ===========      ===========      ===========
Weighted average number of basic and
    diluted common and common equivalent
    shares outstanding                             7,195,484        6,078,756        6,356,184        6,094,529
                                                 ===========      ===========      ===========      ===========


*    Includes reclassifications made to conform to current year classifications.

SEEC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                    MARCH 31,         MARCH 31,
                                                                      2003              2002
                                                                  ------------      ------------
                                                                   (UNAUDITED)       (AUDITED *)
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                      $  9,531,610      $ 10,473,967
   Short-term investments                                              537,034         3,932,412
   Accounts receivable, net                                          1,809,994           448,404
   Prepaid expenses and other current assets                           518,482           433,358
                                                                  ------------      ------------
        Total current assets                                        12,397,120        15,288,141
PROPERTY AND EQUIPMENT, NET                                            823,872           831,120
GOODWILL AND OTHER INTANGIBLE ASSETS, NET                            5,694,459            60,291
                                                                  ------------      ------------
                                                                  $ 18,915,451      $ 16,179,552
                                                                  ============      ============

                         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued liabilities                       $  2,671,292      $    976,649
   Deferred revenues                                                 2,045,745           288,526
   Note payable                                                      2,112,525                --
                                                                  ------------      ------------
        Total current liabilities                                    6,829,562         1,265,175
                                                                  ------------      ------------
SHAREHOLDERS' EQUITY:
   Common stock and additional paid-in capital                      35,958,080        34,652,298
   Accumulated deficit                                             (23,298,920)      (18,906,681)
   Less treasury stock, at cost                                       (584,301)         (827,605)
   Accumulated other comprehensive income (loss)                        11,030            (3,635)
                                                                  ------------      ------------
        Total shareholders' equity                                  12,085,889        14,914,377
                                                                  ------------      ------------
                                                                  $ 18,915,451      $ 16,179,552
                                                                  ============      ============



CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                  YEAR ENDED MARCH 31,
                                                                  --------------------
                                                                2003              2002
                                                            ------------      ------------
                                                             (UNAUDITED)       (AUDITED*)
CASH FLOWS USED BY OPERATING ACTIVITIES                     $ (3,654,853)     $ (5,696,730)
                                                            ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Sales of short-term investments                              3,339,305         3,588,607
  Purchases of short-term investments                                 --        (3,247,976)
  Cash paid for acquired business                             (2,061,833)               --
  Purchases of property and equipment                            (23,524)         (200,169)
  Disposals of property and equipment                            166,947             8,333
  Other, net                                                     (19,656)           (3,207)
                                                            ------------      ------------
       Net cash provided by investing activities               1,401,239           145,588
                                                            ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Common stock issued                                          1,347,304            48,940
  Purchases of treasury stock                                    (36,047)          (73,228)
                                                            ------------      ------------
       Net cash provided (used) by financing activities        1,311,257           (24,288)
                                                            ------------      ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                       (942,357)       (5,575,430)
Cash and cash equivalents, beginning of period                10,473,967        16,049,397
                                                            ------------      ------------
Cash and cash equivalents, end of period                    $  9,531,610      $ 10,473,967
                                                            ============      ============

  * Condensed from audited financial statements